Exhibit 5.1

787 Seventh Avenue New York, NY 10019-6099 Tel: 212 728 8000 Fax: 212 728 8111

December 12, 2023

Choice Hotels International, Inc.

915 Meeting Street

North Bethesda, MD 20852

RE:	Choice Hotels International, Inc. Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to Choice Hotels International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4, to be filed with the Securities and Exchange Commission (the “Commission”) on December 12, 2023, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, an offer (the “Offer”) to be made by a wholly owned subsidiary of the Company (“Purchaser”) to acquire all of the issued and outstanding common stock of Wyndham Hotels & Resorts, Inc. (“Wyndham”), other than those already owned by the Company or Purchaser, the registration of shares of common stock of the Company, par value $0.01 per share (“Common Stock”), issuable in connection with the Offer, and whereby the Company intends, promptly after consummation of the Offer, to cause Purchaser to merge with and into Wyndham with Wyndham continuing as the surviving corporation (the “First Merger”), following which Wyndham will merge with and into a newly formed wholly-owned subsidiary of the Company (“NewCo”) with NewCo continuing as the surviving corporation (together with the First Merger, the “Second-Step Mergers”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, to be filed as Exhibit 3.1 to the Registration Statement; (iii) the Amended and Restated By-Laws of the Company, to be filed as Exhibit 3.2 to the Registration Statement; and (iv) resolutions of the Board of Directors of the Company.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and others and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company and its subsidiaries, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials and statements contained in the documents that we have examined or reviewed.

BRUSSELS    CHICAGO    FRANKFURT     HOUSTON    LONDON    LOS ANGELES    MILAN

NEW YORK    PALO ALTO    PARIS    ROME    SAN FRANCISCO    WASHINGTON

Choice Hotels International, Inc.

December 12, 2023

In furnishing this opinion, we have further assumed that, before the issuance of the Common Stock, the conditions to consummating the Offer and the Second Step Mergers, including, but not limited to, the receipt of any necessary approvals by the Company’s stockholders, will have been satisfied or duly waived.

This opinion is limited to the General Corporation Law of the State of Delaware and to the specific legal matters expressly addressed herein, and no opinion is expressed or implied with respect to the laws of any other jurisdiction or any legal matter not expressly addressed herein.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to and in the manner contemplated by the terms and subject to the conditions of the Registration Statement, the Offer and the Second-Step Mergers will be, upon issuance, duly authorized and, when the Registration Statement has been declared effective by order of the Commission and such shares of Common Stock have been issued in the manner contemplated by and upon the terms and subject to the conditions set forth in the Registration Statement, the Offer and the Second-Step Mergers, such shares of Common Stock will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the prospectus included as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission promulgated thereunder. We assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date of effectiveness of the Registration Statement that might affect the opinions expressed herein.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP